                               John R. Poloni, P. Eng.
                             Consulting Geologist
                              2110-150 A. Street
                        Surrey, British Columbia Canada

Delbrook Corporation
Blaine, Washington
U.S.A.

                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated January 11, 2002, entitled "Summary Report on the Cinema Mineral Claims", and my recommendations provided in my March 4, 2002 letter based on the Phase I Exploration Program completed on February 27, 2002, in the Form SB-2 Registration Statement to be filed by Delbrook Corporation with the United States Securities and Exchange Commission.




Dated  the  8th  day  of  March,  2002



/s/ John  R.  Poloni
--------------------------------
John  R.  Poloni
Consulting  Geologist